UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 30, 2024

ARCHROCK, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33666	74-3204509
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9807 Katy Freeway, Suite 100 Houston, Texas (Address of principal executive offices)	77024 (Zip Code)

Registrant’s telephone number, including area code: (281) 836-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common stock, par value $0.01 per share	AROC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

In connection with the closing of the Transaction (as defined below), on August 30, 2024 (the “Closing Date”), Archrock, Inc. (“Archrock”) entered into a registration rights and lock-up agreement (the “Registration Rights Agreement”) with TOPS Pledge1, LLC (“Pledge1”), TOPS Pledge2, LLC (“Pledge 2” and, together with Pledge 1, the “Sellers”) and TOPS NewCo, LLC (together with the Sellers, the “Seller Parties”). Pursuant to the Registration Rights Agreement, Archrock agreed, among other things, to provide the Seller Parties with customary registration rights with respect to the Stock Consideration (as defined below). In addition, on the terms and subject to the conditions set forth in the Registration Rights Agreement, the Seller Parties agreed not to sell, transfer or dispose of (i) 50% of the Stock Consideration during a holding period that expires 90 days after the Closing Date and (ii) the remaining 50% of the Stock Consideration during a holding period that expires 180 days after the Closing Date.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Registration Rights Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K (this “Current Report”) and is incorporated by reference herein.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On the Closing Date, Archrock and Archrock ELT LLC, an indirect, wholly owned subsidiary of Archrock (“Archrock ELT”), completed the previously announced acquisition (the “Transaction”) of all the issued and outstanding equity interests in Total Operations and Production Services, LLC (“TOPS”), pursuant to the terms of that certain Purchase and Sale Agreement, dated July 22, 2024 (the “Purchase and Sale Agreement”), by and among Archrock, Archrock ELT, the Sellers, and, solely with respect to Section 6.25 of the Purchase and Sale Agreement, TOPS Holdings, LLC, a Delaware limited liability company. The total consideration for the Transaction consisted of: (i) cash equal to $820 million (the “Cash Consideration”), (ii) 6,873,650 newly issued shares of Archrock’s common stock, par value $0.01 per share (“Archrock Common Stock” and such shares of Archrock Common Stock, the “Stock Consideration”), and (iii) up to $6 million in deferred cash payments payable pursuant and subject to the terms of certain transaction payment agreements entered into between Archrock ELT and certain indirect equityholders of the Sellers who are current employees of TOPS. A form of such transaction payment agreement is attached as Exhibit J to the Purchase and Sale Agreement. The Cash Consideration is subject to customary adjustments that will be finalized following the Closing pursuant to the terms of the Purchase and Sale Agreement.

The foregoing description of the Purchase and Sale Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Purchase and Sale Agreement, a copy of which is included as Exhibit 2.1 to this Current Report and is incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities.

The information regarding Archrock’s issuance of the Stock Consideration in connection with the Transaction set forth in Item 2.01 of this Current Report is incorporated by reference into this Item 3.02.

The shares of Archrock Common Stock comprising the Stock Consideration have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and have been issued in reliance upon the exemption provided in Section 4(a)(2) of the Securities Act.

Item 7.01	Regulation FD Disclosure.

On August 30, 2024, Archrock issued a press release announcing the closing of the Transaction, a copy of which is furnished as Exhibit 99.1 to this Current Report.

The information furnished in Item 7.01 of this Current Report, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and shall not be incorporated by reference in any filing under the Securities Act, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

Financial statements of the acquired business will be filed within 71 calendar days after the date of filing of this Current Report.

(b) Pro Forma Financial Information.

Pro forma financial information relating to the acquired business will be filed within 71 calendar days after the date of filing of this Current Report.

(d) Exhibits.

Exhibit Number	Description
2.1#	Purchase and Sale Agreement, dated as of July 22, 2024, by and among Archrock ELT LLC, Archrock, Inc., TOPS Pledge1, LLC and TOPS Pledge2, LLC and, solely with respect to Section 6.25 of the Purchase and Sale Agreement, TOPS Holdings, LLC (incorporated by reference to Exhibit 2.1 of Archrock’s Current Report on Form 8-K, filed with the SEC on July 22, 2024).
10.1*	Registration Rights and Lock-Up Agreement, dated as of August 30, 2024, by and between Archrock, Inc., TOPS Pledge1, LLC, TOPS Pledge2, LLC and TOPS NewCo, LLC.
99.1*	Press release of Archrock, Inc., dated August 30, 2024.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

* Filed or furnished herewith.

# Certain exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Registrant agrees to furnish supplementally a copy of all omitted exhibits and schedules to the Securities and Exchange Commission upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCHROCK, INC.

August 30, 2024

	By:	/s/ Stephanie C. Hildebrandt
Stephanie C. Hildebrandt
Senior Vice President, General Counsel and Secretary

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